As filed with the Securities and Exchange Commission on May 21, 1998
               Registration No. --- 33-51210; 33-68520; 333-09595; and 333-32357
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
              (Registration No. 33-51210; 333-09595 and 333-32357)
                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
                          (Registration No. 33-68520)
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         GOODY'S FAMILY CLOTHING, INC.
               (Exact name of issuer as specified in its charter)

   TENNESSEE                                               62-0793974
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                              Number)

                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922
              (Address of Principal Executive Offices) (Zip Code)

                          GOODY'S FAMILY CLOTHING INC.
                           1991 STOCK INCENTIVE PLAN
                   DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS
                           1993 STOCK OPTION PLAN AND
                             1997 STOCK OPTION PLAN
                           (Full title of the plans)

                              --------------------
                              REGIS HEBBELER, ESQ.
                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922
                                 (423) 966-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

         This Registration Statement does not register any additional shares of Common Stock, no par value per share, of the Registrant which have not previously been registered and for which a registration fee has not previously been paid. Registration fees of $4,168 were paid upon the earlier filing of Registration Statement No. 33-51210 registering 550,000 shares of Common Stock issuable under the Registrant's 1991 Stock Incentive Plan. Registration fees of $4,471 were paid upon the earlier filing of Registration Statement No. 33-68520 registering 1,050,000 shares of Common Stock issuable under the Registrant's Discounted Stock Option Plan for Directors and 1993 Stock Option Plan. Registration fees of $299.10 were paid upon the earlier filing of Registration Statement No. 333-09595 registering an additional 100,000 shares of Common Stock issuable under the Registrant's Discounted Stock Option Plan for Directors. Registration fees of $9,797.60 were paid upon the earlier filing of Registration Statement No. 333-32357 registering 1,000,000 shares of Common Stock issuable under the Registrant's 1997 Stock Option Plan.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed with this Registration Statement shall be deemed to be a combined prospectus which also shall relate to each of the Registrant's previously filed Registration Statements No. 33-51210, 33-68520, 333-09595, and 333-32357 on
Form S-8 relating to the Registrant's 1991 Stock Incentive Plan, Discounted Stock Option Plan for Directors, 1993 Stock Option Plan and 1997 Stock Option Plan. This Registration Statement and the Registration Statements being amended hereby are collectively referred to as the "Registration Statement."

                                EXPLANATORY NOTE

         This Registration Statement contains a "reoffer prospectus" relating to shares of Common Stock, no par value per share, of the Registrant which may be received upon exercise of stock options awarded to directors or employees of the Registrant pursuant to its 1991 Stock Incentive Plan, Discounted Stock Option Plan for Directors, 1993 Stock Option Plan and 1997 Stock Option Plan. See "Selling Shareholders."

PROSPECTUS

                         GOODY'S FAMILY CLOTHING, INC.

                           1991 STOCK INCENTIVE PLAN
                   DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS
                             1993 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN

                        2,975,000 Shares of Common Stock

         This Prospectus relates to 2,975,000 shares (the "Shares") of common stock, no par value per share, (the "Common Stock"), of Goody's Family Clothing, Inc., a Tennessee corporation (the"Company"), which may be offered or sold from time to time as described in this Prospectus by individuals who may be deemed "affiliates" of the Company (the "Selling Shareholders") within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Shares may be acquired by the Selling Shareholders upon the exercise (or adjustment) of options (the "Options") granted under the Company's 1991 Stock Incentive Plan, Discounted Stock Option Plan for Directors, 1993 Stock Option Plan and 1997 Stock Option Plan (as amended, the "Plans"). The maximum number of Shares which may be offered and sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations, spinoffs and certain other changes affecting the Common Stock as described in the Plans.

         The Common Stock is included on The Nasdaq National Market under the symbol "GDYS". On May 20, 1998, the last reported sale price of the Common Stock on The Nasdaq National Market was $48.4375. Prospective purchasers of Shares are urged to obtain a current price quotation.

        SEE "RISK FACTORS" BEGINNING ON PAGE 5 BELOW FOR A DISCUSSION OF
            CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                 PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction in which such offer or solicitation may be unlawful. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. All information contained herein is as of the date of this Prospectus, except as otherwise indicated. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                  The date of this Prospectus is May 21, 1998

                               TABLE OF CONTENTS

AVAILABLE INFORMATION............................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................3

THE COMPANY......................................................5

RISK FACTORS ....................................................5

USE OF PROCEEDS..................................................9

SELLING SHAREHOLDERS.............................................9

PLAN OF DISTRIBUTION.............................................9

EXPERTS  .......................................................10

INDEMNIFICATION.................................................11

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices, Room 1024, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located in the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         The Company has filed with the Commission under the Securities Act Registration Statements on Form S-8 (together with all amendments and exhibits, referred to as the "Registration Statement") with respect to the Shares offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth, or incorporated by reference, in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and such exhibits and schedules which may be inspected and copied in the manner and at the locations described in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission (File No. 0-19526) pursuant to the Exchange Act hereby are incorporated by reference into this Prospectus:

              (a) Annual Report on Form 10-K for the fiscal year ended
                  January 31, 1998.

              (b) Quarterly Report on Form 10-Q for the quarter ended May
                  2, 1998.

              (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference herein and to be a part of this Prospectus as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (not including exhibits unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for such copies should be directed to: Goody's Family Clothing, Inc., 400 Goody's Lane, Knoxville, Tennessee 37922, Attention: Edward R. Carlin, telephone (423) 966-2000.

                                  THE COMPANY

         The Company is a retailer of moderately-priced apparel for women, men and children, operating 231 stores in 15 Southeastern and Midwestern states as of May 20, 1998.

         The principal executive offices of the Company are located at 400 Goody's Lane, Knoxville, Tennessee 37922, and the Company's telephone number is
(423) 966-2000.

                                  RISK FACTORS

         An investment in the Shares offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to other information contained or incorporated by reference in this Prospectus, in evaluating an investment in the Shares offered hereby.

         This Prospectus contains (or incorporates by reference) statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project" or "continue" or the negatives thereof or other variations thereon or similar terminology. Prospective investors are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement as a result of various factors. The information contained (or incorporated by reference) in this Prospectus, including, without limitation, the information set forth below in this section, identifies important factors that could cause such differences. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future events make it clear that any projected results expressed or implied therein will not be realized.

HIGHLY COMPETITIVE NATURE OF THE RETAIL APPAREL INDUSTRY

         The Company faces intense competition for customers, access to quality merchandise and suitable store locations from traditional department stores, specialty retailers and off-price retail chains. Many of these competitors are larger and have significantly greater financial and marketing resources than the Company. In addition, many department stores have become more promotional and have reduced their price points, and certain finer department stores have opened outlet stores which offer off-price merchandise in competition with the Company. Further, in view of the Company's strategy of offering merchandise at prices targeted to be 10% to 30% lower than those of traditional department stores, aggressive department store pricing could adversely affect the Company's margins. Accordingly, the Company faces intense competition, the effect of which could require the Company to reduce prices on merchandise for sale or increase spending on marketing and advertising, any of which could have a material adverse effect on the Company.

SEASONALITY, CYCLICAL NATURE OF THE RETAIL APPAREL INDUSTRY AND FLUCTUATION IN QUARTERLY RESULTS

         The Company's business is seasonal by nature. The Christmas season (beginning the Sunday before Thanksgiving and ending the first Saturday after Christmas), the back-to-school season (beginning approximately the first week of August and continuing through the first week of September) and the Easter season (beginning approximately two weeks before Easter Sunday and ending the Saturday preceding Easter) collectively accounted for approximately 34.5% of the Company's annual sales, based on the last three fiscal years ended January 31, 1998. In general, sales volume varies directly with customer traffic, which is heaviest during the third and fourth quarters of a fiscal year. Any adverse trend in sales for such periods, including trends caused by weather conditions, could have a material adverse effect upon the Company's profitability and could adversely affect the Company's results of operations for the entire year.

         In addition to seasonality, the Company's results of operations have fluctuated in the past, and are expected to fluctuate in the future, as a result of a variety of factors, including the timing of store openings and related advertising and pre-opening expenses, weather conditions, price increases by suppliers, actions by competitors and general conditions in the retail apparel market.

MERCHANDISING AND FASHION SENSITIVITY

         The Company's success is largely dependent upon its ability to gauge the fashion tastes of its customers and to provide merchandise that satisfies customer demand in a timely manner. The Company's failure to anticipate, identify or react appropriately to changes in fashion trends could have a material adverse effect on the Company. Misjudgments or unanticipated changes in fashion trends as well as economic conditions could lead to excess inventories and higher markdowns, and continued fashion misjudgments could have a material adverse effect on the Company's image with customers. The Company has implemented strategic initiatives to increase inventory levels in certain departments in order to eliminate out- of-stock positions, thereby making it more vulnerable to such changes.

INVENTORY CONTROL

         The Company maintains systems of controls over its merchandise inventories to mitigate possible risks associated with shrinkage. These risks include losses primarily from (i) customer and employee theft, (ii) merchandise transferred between the distribution center and stores, (iii) store to store transfers, (iv) customer returns, and (v) merchandise returned to vendors. The Company conducts a complete count of physical inventory at each fiscal year end. For interim financial reporting purposes, the Company provides a reserve for shrinkage based upon its historical shrinkage experience. The Company's actual shrinkage results from physical inventory counts taken at fiscal year end could vary significantly from shrinkage reserves recorded in its interim financial statements throughout the year and, accordingly, could have a material adverse effect on the Company's results of operations and financial position for that year and previously reported interim periods within such year.

DEPENDENCE ON PRIVATE LABEL MERCHANDISE

         Sales from the Company's private label merchandise represented approximately 21% and 19% of the Company's sales in fiscal 1997 and for the first thirteen weeks of fiscal 1998, respectively. Because the Company's private label merchandise generally carries higher merchandise margins than its other merchandise, the Company's failure to anticipate, identify and react appropriately to changes in fashion trends with its private label merchandise, particularly since the percentage of sales derived from private label merchandise is anticipated to increase, could have an adverse effect on the Company. In addition, delays in receiving such private label merchandise, or any deterioration in the quality thereof, could have a material adverse effect on the Company. See "-- Foreign Merchandise Sourcing."

RELIANCE ON KEY VENDORS AND PRIVATE LABEL CONTRACT MANUFACTURERS

         The Company does not own or operate any manufacturing facilities and does not have any long term contractual relationships with its vendors and contract manufacturers. The success of the Company's business is largely dependent upon its ability to purchase current-season, brand name apparel at competitive prices in adequate quantities and with timely deliveries. The inability or unwillingness of key vendors to increase their sales to the Company to keep pace with the Company's growth, or the loss of one or more key vendors for any reason, could have a material adverse effect on the Company. During fiscal 1997 and for the first thirteen weeks of fiscal 1998, the Company's largest vendor, Levi Strauss & Co. (which also manufactures the popular Dockers brand), accounted for approximately 20% and 18% of the Company's total purchases, respectively. There can be no assurance that the Company will be able to acquire brand name merchandise in sufficient quantities and on favorable terms, if at all, in the future.

GEOGRAPHIC CONCENTRATION

         Substantially all of the Company's stores are located in the Southeast and the Midwest, and the Company plans to expand within these regions. As a result, the Company will be susceptible to fluctuations in its business caused by severe weather, natural disasters or adverse economic conditions in one or more of these geographic regions, any of which could have a material adverse effect on the Company.

EXPANSION AND MANAGEMENT OF GROWTH

         During the last several years, the Company has experienced significant growth by opening new stores. The Company intends to continue to pursue an aggressive growth strategy for the foreseeable future, and its future operating results will be affected by its ability to identify suitable markets and sites for new stores, negotiate leases with acceptable terms and maintain adequate working capital. In addition, the Company must be able to continue to hire, train and retain competent managers and store personnel. There can be no assurance that the Company will be able to expand its market presence in its existing markets or successfully enter new or contiguous markets by opening new stores or that any such expansion will not adversely affect the Company. Further, if the Company's management is unable to manage its growth effectively, the Company could be materially and adversely affected.

TRADEMARK CHALLENGES TO CERTAIN PRIVATE LABELS

         The Company's trademarks on several of its private labels, such as Ivy Crew, Montana Blues Jean Company, Authentic GFC, GFC and GFC Trading Co., have been challenged and, in the case of certain of these trademarks, litigation is pending to resolve competing claims. Although the Company is vigorously protecting its trademarks, where necessary, the outcome of these disputes could require the Company to abandon one or more of these trademarks and thereby adversely affect sales of the associated products. The Company could also be required to pay monetary damages.

FOREIGN MERCHANDISE SOURCING

         The Company's private label programs are largely supported by products directly purchased from vendors located abroad. Sales from such products represented approximately 16% of total sales for fiscal 1997. In addition, the Company believes that a substantial portion of the goods the Company purchases from domestic vendors are manufactured abroad. These arrangements are subject to the risks of relying on products manufactured abroad, including import duties and quotas, loss of "most favored nation" trading status, currency fluctuations, work stoppages, economic uncertainties including inflation, foreign government regulations, lack of compliance by foreign manufacturers with U.S. consumer protection laws (for which the Company may be responsible as the importer of record) and intellectual property laws, political unrest and trade restrictions, including U.S. retaliation against unfair foreign practices. While the Company believes that it could find alternative sources of supply, an interruption or delay in supply from these foreign sources, or the imposition of additional duties, taxes or other charges on these imports, could have a material adverse effect on the Company unless and until alternative supply arrangements are secured. Moreover, products from alternative sources may be of lesser quality or more expensive than those currently purchased by the Company.

RELIANCE ON KEY PERSONNEL

         The Company believes that its future success will depend to a significant extent upon the efforts and abilities of its senior executives, and in particular of Robert M. Goodfriend, Chairman of the Board of Directors and Chief Executive Officer, and Harry M. Call, President and Chief Operating Officer. The loss of the services of Mr. Goodfriend, Mr. Call or other members of the Company's senior management could have a material adverse effect upon the Company. Such senior executives, other than Messrs. Goodfriend and Call, include Edward R. Carlin, Executive Vice President, Chief Financial Officer; Thomas R. Kelly, Jr., Executive Vice President, General Merchandise Manager; David R. Mullins, Executive Vice President, Stores; Bruce E. Halverson, Senior Vice President, Planning and Allocation; Stanley B. Latacha, Senior Vice President, Marketing and Advertising; John J. Okvath III, Senior Vice President, Product Development; Jay D. Scussel, Senior Vice President, Management Information Systems; Marcus H. Smith Jr., Senior Vice President, Real Estate; and Bobby Whaley, Senior Vice President, Distribution, Transportation and Logistics. The Company has employment agreements with Messrs. Call, Carlin, Kelly, Mullins and Smith and intends to shortly enter into employment agreements with Messrs. Halverson, Latacha, Okvath, Scussel and Whaley (and replace Mr. Smith's current employment agreement). The Company also is currently negotiating an employment agreement with Mr. Goodfriend. The Company maintains key man life insurance policies on Mr. Goodfriend in the amount of $6.0 million. The Company believes that its future success will also largely depend upon its ability to attract and retain qualified employees. Competition for such personnel is intense and there can be no assurance that the Company will continue to be successful in attracting and retaining such personnel.

CONTROL OF THE COMPANY

         Mr. Robert M. Goodfriend beneficially owns approximately 42% of the outstanding Common Stock and thereby has sufficient voting power to effectively control the outcome of all matters requiring a vote of shareholders of the Company, including the power to elect all the directors of the Company and to take action with respect to extraordinary matters such as a sale of assets, merger or consolidation.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER AND BYLAW PROVISIONS

         Certain provisions of the Company's charter and bylaws may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that might be considered to be in the best interests of the shareholders of the Company. These provisions, among other things: (i) classify the Company's Board of Directors into three classes of directors with each class serving staggered three-year terms and (ii) authorize the issuance of "blank check" preferred stock and class B common stock having such designations, rights and preferences as may be determined from time to time by the Board of Directors, without any vote or further action by the shareholders of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         The market price of the Common Stock could be adversely affected by the availability for sale of Common Stock owned by the Company's principal shareholder, Mr. Goodfriend. Mr. Goodfriend's shares may be sold in accordance with Rule 144 promulgated under the Securities Act, or sold upon registration under such Act without regard to the volume limitations of Rule 144. In addition, as of May 13, 1998, stock options for 1,901,220 shares of Common Stock are outstanding under the Company's various stock option plans at a weighted average exercise price of $18.21 per share. The sale of a substantial number of such shares (including shares underlying such stock options), or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to obtain capital through offerings of equity securities.

VOLATILITY OF MARKET PRICE

         The market price of the Common Stock has fluctuated substantially since the Company's initial public offering in October 1991. The Common Stock is included on The Nasdaq National Market, which has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of the Common Stock without regard to the operating performance of the Company. In addition, the Company believes that factors such as monthly comparable store sales announcements, quarterly operating results, changes in earnings estimates by analysts, general conditions in the economy, the financial markets or the retail apparel industry, or other developments affecting the Company could cause the price of the Common Stock to fluctuate substantially.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares offered hereby, but it will receive the exercise price upon the exercise of Options for cash. The Company plans to use any such proceeds for working capital.

                              SELLING SHAREHOLDERS

         This Prospectus may be used by certain corporate officers and directors of the Company and its subsidiaries for the resale to the public of Shares to be issued under the Plans. The Shares to be issued under the Plans have been registered under the Securities Act pursuant to the Registration Statements of which this Prospectus is a part. Certain of such officers and directors may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder, and such Shares may be deemed to be "control securities" within the meaning of the General Instructions to Form S-8. The control securities referred to in this paragraph also may be resold pursuant to Rule 144 under the Securities Act or in other transactions exempt from registration.

         The persons who may resell Shares are referred to in this Prospectus collectively as "Selling Shareholders." The names of the Selling Shareholders, their relationships to the Company, the number of shares of Common Stock that they beneficially own and the amount of Shares owned by each such person which are available for resale pursuant to this Prospectus will be set forth in a supplement to this Prospectus and distributed as required by Rule 424(b) under the Securities Act. Neither the statements contained in this Prospectus or the Registration Statement nor the delivery of this Prospectus in connection with a sale, or other disposition, by any Selling Shareholder shall be deemed an admission by the Company or any Selling Shareholder that any Selling Shareholder is in a control relationship with the Company.

         The Company does not know whether any of the Selling Shareholders will use this Prospectus in connection with the offer or sale of any Shares, or, if this Prospectus is so used, how many Shares will be offered or sold.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders may offer the Shares for sale at the prices prevailing on the principal market(s) on which the Shares are then traded on the date of sale or may sell, or otherwise dispose of, the Shares in privately-negotiated transactions or donate the Shares to charitable institutions or other persons, which in turn may offer the Shares for sale at prices prevailing on the principal market(s) on which the Shares are traded, or sell, or otherwise dispose of, the Shares in privately-negotiated transactions or through donations or gifts. The Selling Shareholders also may pledge the Shares as collateral to secure borrowings, and the pledgees may, in the event of foreclosure, offer the Shares for sale at prices prevailing on the principal market(s) on which the Shares are traded, or sell, or otherwise dispose of, the Shares in privately-negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such an exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders and any brokers or dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection therewith, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be "underwriting discounts and commissions" under the Securities Act.

         In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus or in other transactions exempt from registration.

         To the extent required, at the time a particular offer of Shares is made a supplement to this Prospectus will be distributed in accordance with Rule 424(b) under the Securities Act which will set forth the number of Shares being offered and the terms of the offering, including the name or names of each Selling Shareholder and any participating brokers or dealers; any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; the proposed selling price to the public; and any other facts material to the transaction.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is met.

         Any of the foregoing transactions may involve the disposition of Shares directly to purchasers (which may include market makers and other dealers) or through a broker or brokers at prices that cannot be presently determined. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by such Selling Shareholders.

                                    EXPERTS

                  The Company's consolidated financial statements as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  With respect to the unaudited interim consolidated financial information for the thirteen weeks ended May 2, 1998 and May 3, 1997 which is incorporated by reference in this Prospectus, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998 and incorporated by reference herein, they did not audit and they do not express opinions on that interim consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on unaudited interim consolidated financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                INDEMNIFICATION

         The indemnification of officers and directors of the Company is governed by Section 48-18-501 et seq. of the Tennessee Business Corporation Act (the "TBCA") and the Amended and Restated Charter (the "Charter") and By-laws of the Company.

         The Charter and the By-laws of the Company provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent permitted by the TBCA. Among other things, the TBCA permits a corporation's indemnification of a director, officer, employee or agent made a party to a proceeding by reason of the fact of such relationship with such corporation against liability incurred in the proceeding if (i) such person acted in good faith, (ii) such person reasonably believed, (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests or (b) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the provisions of clause (ii)(b) above. However, pursuant to the TBCA, a corporation may not indemnify a director (i) in connection with a proceeding brought by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Under the TBCA, unless limited by its charter, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer (as applicable) of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under certain circumstances, the TBCA also permits a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding. The TBCA also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have statutory power to indemnify such persons against the liabilities insured, and the TBCA further provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled, provided that a corporation may not indemnify a director if a judgment or other final adjudication adverse to him establishes his liability
(i) for any breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 48-18-304 of the TBCA (liability for unlawful distribution).

         The Charter and By-laws of the Company also provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) arising under Section 47-18-304 of the TBCA.

         The Company also has entered into agreements with its directors to further memorialize and reaffirm the Company's obligations to indemnify them as authorized by the Charter and By-laws of the Company. Furthermore, the Company has Directors and Officers Liability Insurance which, subject to the policy conditions, provides coverage for indemnification amounts payable by the Company with respect to its directors and officers.

         In connection with the sale of an aggregate of 2,327,000 shares of Common Stock by Messrs. Robert M. Goodfriend (the Chairman of the Board and Chief Executive Officer of the Company and a principal shareholder of the Company), Harry M. Call (a director and the President and Chief Operating Officer of the Company) and Edward R. Carlin (the Executive Vice President, Chief Financial Officer of the Company) pursuant to a public offering in September 1997, the Company entered into agreements with each of such persons whereby the Company agreed to indemnify each of them for certain liabilities in connection with such offering, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Company with the Commission are incorporated herein by reference:

                      (a) Annual Report on Form 10-K for the fiscal year ended January 31, 1998..

                      (b) Quarterly Report on Form 10-Q for the quarter ended May 2, 1998.

                      (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 13, 1991.

                      (d) Amendment to Form 8-A on Form 8 filed with the the Commission on October 23, 1991.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The indemnification of officers and directors of the Company is governed by Section 48-18- 501 et seq. of the TBCA and the Charter and By-laws of the Company.

         The Charter and the By-laws of the Company provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent permitted by the TBCA. Among other things, the TBCA permits a corporation's indemnification of a director, officer, employee or agent made a party to a proceeding by reason of the fact of such relationship with such corporation against liability incurred in the proceeding if (i) such person acted in good faith, (ii) such person reasonably believed, (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests or (b) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the provisions of clause (ii)(b) above. However, pursuant to the TBCA, a corporation may not indemnify a director (i) in connection with a proceeding brought by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Under the TBCA, unless limited by its charter, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer (as applicable) of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under certain circumstances, the TBCA also permits a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding. The TBCA also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have statutory power to indemnify such persons against the liabilities insured, and the TBCA further provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled, provided that a corporation may not indemnify a director if a judgment or other final adjudication adverse to him establishes his liability
(i) for any breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 48-18-304 of the TBCA (liability for unlawful distribution).

         The Charter and By-laws of the Company also provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) arising under Section 47-18-304 of the TBCA.

         The Company also has entered into agreements with its directors to further memorialize and reaffirm the Company's obligations to indemnify them as authorized by the Charter and By-laws of the Company. Furthermore, the Company has Directors and Officers Liability Insurance which, subject to the policy conditions, provides coverage for indemnification amounts payable by the Company with respect to its directors and officers.

         In connection with the sale of an aggregate of 2,327,000 shares of Common Stock by Messrs. Robert M. Goodfriend (the Chairman of the Board and Chief Executive Officer of the Company and a principal shareholder of the Company), Harry M. Call (a director and the President and Chief Operating Officer of the Company) and Edward R. Carlin (the Executive Vice President, Chief Financial Officer of the Company) pursuant to a public offering in September 1997, the Company entered into agreements with each of such persons whereby the Company agreed to indemnify each of them for certain liabilities in connection with such offering, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

        The following exhibits are filed as part of this registration statement:

        Exhibit Number            Description
        --------------            -----------

        4.1                       Goody's Family Clothing, Inc. 1991 Stock Incentive Plan
                                  (incorporated by reference to Exhibit 10.2 in the Registrant's
                                  Annual Report on Form 10-K for the year ended January 30, 1993
                                  (File No. 0-19526)

        4.2                       Goody's Family Clothing, Inc. Discounted Stock Option Plan for
                                  Directors, as amended  (incorporated by reference to Exhibit 4.1 of
                                  Registration Statement on Form S-8 (Registration No. 333-09595)
                                  filed on August 6, 1996)

        4.3                       Goody's Family Clothing, Inc. 1993 Stock Option Plan
                                  (incorporated by reference to the Registrant's Proxy Statement for the Annual Meeting of Shareholders held on June 24, 1993)

        4.4                       Goody's Family Clothing, Inc. 1997 Stock Option Plan
                                  (incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-8 (Registration No. 333-32357) filed on July 29, 1997)

        4.5                       Amendment No. 1 to Goody's Family Clothing, Inc. 1991 Stock
                                  Incentive Plan

        4.6                       Amendment No. 1 to Goody's Family Clothing, Inc. 1993 Stock
                                  Option Plan

        4.7                       Amendment No. 1 to Goody's Family Clothing, Inc. 1997 Stock
                                  Option Plan

        5.1                       Opinion of Powell, Goldstein, Frazer & Murphy relating to
                                  550,000 shares of Common Stock issuable under the 1991 Stock
                                  Incentive Plan (previously filed as Exhibit 5 of Registration
                                  Statement on Form S-8 (Registration No. 33-51210) on August 24,
                                  1992)

        5.2                       Opinion of Powell, Goldstein, Frazer & Murphy relating to
                                  1,050,000 shares of Common Stock issuable under the Discounted
                                  Stock Option Plan for Directors and 1993 Stock Option Plan
                                  (previously filed as Exhibit 5 of Registration Statement on Form
                                  S-8 (Registration No. 33-68520) on September 8, 1993)







        5.3                       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP relating to
                                  100,000 shares of Common Stock issuable under the Discounted Stock
                                  Option Plan for Directors (previously filed as Exhibit 5.1 of
                                  Registration Statement on Form S-8 (Registration No. 333-09595) on
                                  August 6, 1996)

        5.4                       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP relating to
                                  1,000,000 shares of Common Stock issuable under the 1997 Stock
                                  Option Plan (previously filed as Exhibit 5.1 of Registration
                                  Statement on Form S-8 (Registration No. 333-32357) on July 29,
                                  1997)

        15                        Accountants' Awareness Letter.

        23.1                      Consent of Deloitte & Touche LLP.

        23.2                      Consent of Powell, Goldstein, Frazer & Murphy (included in
                                  Exhibits 5.1 and 5.2).

        23.3                      Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
                                  Exhibits 5.3 and 5.4).

        24                        Power of Attorney (included in signature page to this registration statement).


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)     To include any prospectus required by Section 10(a)(3) of the
                                    Securities Act of 1933;

                            (ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
                                    information set forth in this Registration Statement;

                            (iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration
                                    Statement or any material change to such information in this
                                    Registration Statement;

                   Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange

Act of 1934 that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 21st day of May, 1998.

                                 GOODY'S FAMILY CLOTHING, INC.


                                 By:   /s/ Harry M. Call
                                       -----------------
                                       Harry M. Call
                                       President and Chief Operating Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Harry M. Call and Edward R. Carlin, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



              Signature                                   Title                                    Date
              ---------                                   -----                                    ----

/s/ Robert M. Goodfriend                  Chairman of the Board and Chief                      May 21, 1998
------------------------------            Executive Officer
Robert M. Goodfriend


/s/ Harry M. Call                         Director, President and Chief                        May 21, 1998
------------------------------            Operating Officer
Harry M. Call


/s/ Edward R. Carlin                      Executive Vice President, Chief                      May 21, 1998
------------------------------            Financial Officer and Secretary
Edward R. Carlin                          (Principal Financial Officer)


/s/ David G. Peek                         Vice President, Corporate                            May 21, 1998
------------------------------            Controller and Chief Accounting
David G. Peek                             Officer (Principal Accounting
                                          Officer)

/s/ Robert F. Koppel                      Director                                             May 21, 1998
------------------------------
Robert F. Koppel

/s/ Samuel J. Furrow                      Director                                             May 21, 1998
------------------------------
Samuel J. Furrow










/s/ Irwin L. Lowenstein                   Director                                             May 21, 1998
-----------------------------
Irwin L. Lowenstein

/s/ Cheryl L. Turnbull                    Director                                             May 21, 1998
-----------------------------
Cheryl L. Turnbull



                         GOODY'S FAMILY CLOTHING, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                 EXHIBIT INDEX


              Exhibit Number          Description
              --------------          -----------

                  4.1                       Goody's Family Clothing, Inc. 1991 Stock Incentive Plan
                                            (incorporated by reference to Exhibit 10.2 in the Registrant's
                                            Annual Report on Form 10-K for the year ended January 30, 1993
                                            (File No. 0-19526)

                  4.2                       Goody's Family Clothing, Inc. Discounted Stock Option Plan for
                                            Directors, as amended  (incorporated by reference to Exhibit 4.1 of
                                            Registration Statement on Form S-8 (Registration No. 333-09595)
                                            filed on August 6, 1996)

                  4.3                       Goody's Family Clothing, Inc. 1993 Stock Option Plan
                                            (incorporated by reference to the Registrant's Proxy Statement for the Annual Meeting of Shareholders held on June 24, 1993)

                  4.4                       Goody's Family Clothing, Inc. 1997 Stock Option Plan
                                            (incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-8 (Registration No. 333-32357) filed on July 29, 1997)

                  4.5                       Amendment No. 1 to Goody's Family Clothing, Inc. 1991 Stock
                                            Incentive Plan

`                 4.6                       Amendment No. 1 to Goody's Family Clothing, Inc. 1993 Stock
                                            Option Plan

                  4.7                       Amendment No. 1 to Goody's Family Clothing, Inc. 1997 Stock
                                            Option Plan

                  5.1                       Opinion of Powell, Goldstein, Frazer & Murphy relating to
                                            550,000 shares of Common Stock issuable under the 1991 Stock
                                            Incentive Plan (previously filed as Exhibit 5 of Registration
                                            Statement on Form S-8 (Registration No. 33-51210) on August 24,
                                            1992)

                  5.2                       Opinion of Powell, Goldstein, Frazer & Murphy relating to
                                            1,050,000 shares of Common Stock issuable under the Discounted
                                            Stock Option Plan for Directors and 1993 Stock Option Plan
                                            (previously filed as Exhibit 5 of Registration Statement on
                                            Form S-8 (Registration No. 33-68520) on September 8, 1993)

                  5.3                       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP relating to 100,000 shares of Common Stock issuable under the Discounted
                                            Stock Option Plan for Directors (previously filed as






                                            Exhibit 5.1 of Registration Statement on Form S-8 (Registration
                                            No. 333-09595) on August 6, 1996)

                  5.4                       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP relating to 1,000,000 shares of Common Stock issuable under the 1997
                                            Stock Option Plan (previously filed as Exhibit 5.1 of
                                            Registration Statement on Form S-8 (Registration No. 333-32357)
                                            on July 29, 1997)

                  15                        Accountants' Awareness Letter.

                  23.1                      Consent of Deloitte & Touche LLP.

                  23.2                      Consent of Powell, Goldstein, Frazer & Murphy (included in
                                            Exhibits 5.1 and 5.2).

                  23.3                      Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibits 5.3 and 5.4).

                  24                        Power of Attorney (included in signature page to this registration statement).

